QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.16

Certified to be a true and correct copy of the Amended and Restated By-laws of the Corporation, adopted by the Board of Directors on January 22, 2002.
/s/ BRIGITTE DUFOUR Brigitte Dufour, Assistant Secretary

AMENDED AND RESTATED BY-LAWS

OF

STAR NEW YORK INC.

ARTICLE I.
MEETINGS OF SHAREHOLDERS

        Section 1.    Annual Meeting.    The annual meeting of the shareholders of the Corporation shall be held on the 1st day of May of each year, or if a legal holiday, on the next business day thereafter, or on such date and at such time as may be fixed by the Board of Directors and named in the call, for the election of directors and for the transaction of such other business as may properly be brought before the meeting.

        Section 2.    Special Meetings.    Special meetings of shareholders may be held at any time in the interval between annual meetings. Special meetings may be called by the President, or by request of a majority of the Board of Directors, or by the Secretary upon the written request of the holders of not less than 25 percent of the shares outstanding and entitled to vote at the meeting, which written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. In the event that a special meeting of shareholders is called by the Secretary upon such written request, such requesting shareholders shall pay the reasonably estimated costs of preparing and mailing notices of such meeting. Nothing contained herein shall limit the right and power of directors or shareholders to require a special meeting for the election of directors pursuant to section 603 of the Business Corporation Law.

        Section 3.    Place of Meetings.    Each meeting of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors may from time to time determine.

        Section 4.    Notice of Meetings.    Written notice of the date, time and place each meeting of shareholders, indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be given personally or by mail (as hereinafter provided), not less than ten days nor more than 60 days before the date fixed for the meeting, to each shareholder entitled to vote at the meeting. In the case of each special meeting of shareholders, such notice shall also state the purpose or purposes of the meeting, and at the special meeting no business shall be acted upon which is not related to the purpose or purposes stated in the notice of the meeting. If at any meeting of shareholders action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall also include a statement of that purpose and to that effect and shall be accompanied by a copy of said section 623 or an outline of its material terms. Each notice of meeting of shareholders shall be given to a shareholder by delivering it to him in person, or by placing it in the United States mail, first-class postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. Notice of meeting as required by this Section need not be given to any shareholder who submits, in person or by proxy, whether before or after the meeting, a signed waiver of notice. The attendance, in person or by proxy, of any shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice to him of such meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of shareholders need be given unless the Board of Directors fixes a new record date for the adjourned meeting.

        Section 5.    Record Dates.    For the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than 60 days nor less than ten days before the date of such meeting. For the purpose of determining shareholders entitled to express consent to or dissent from any proposal without a meeting, or for determining shareholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than 60 days prior to such action.

        Section 6.    Quorum.    At each meeting of shareholders, in order to constitute a quorum there shall be present in person or represented by proxy shareholders holding a majority in number of the shares of the Corporation outstanding and entitled to vote thereat; but if there be no quorum, the holders of such shares so present or represented may by majority vote adjourn the meeting from time to time (but not for a period of more than 30 days at any one time) without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any shareholder.

        Section 7.    Voting.    At each meeting of shareholders, each shareholder entitled to vote thereat may vote in person or by proxy, and shall have one vote for each share standing in his name on the books of the Corporation. Upon demand of one or more shareholders holding in the aggregate ten percent of the shares present in person or represented by proxy and entitled to vote at the meeting, voting shall be by ballot. A plurality of the votes cast shall be sufficient to elect directors, and a majority of votes cast shall be sufficient to take any other action, except as may otherwise by provided by these By-laws.

        Section 8.    Proxies.    Every proxy shall be in writing and subscribed by the shareholder giving the same, or his duly authorized attorney, and dated. Proxies may be submitted by hand, or facsimile, telegram, electronic delivery or mail. No proxy which is dated more than 11 months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

        Section 9.    Conduct of Meetings.    Each meeting of shareholders shall be presided over by the President of the Corporation or, in his absence, by the Chairman of the Board (if any) or, in the absence of both of them, by an Executive Vice President (if any) or, in the absence of all such officers, by a chairman chosen at the meeting. The Secretary of the Corporation or, in his absence, a person chosen by the chairman of the meeting, shall act as secretary of the meeting.

        Section 10.    Action Without a Meeting.    Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, all in accordance with Section 615 of the New York Business Corporation Law. The Corporation shall promptly provide written notice to any shareholder who does not consent in writing to the action taken. Such written consent shall have the same effect as a vote of the shareholders entitled to vote thereon.

ARTICLE II.
BOARD OF DIRECTORS

        Section 1.    Election and Powers.    The Board of Directors shall have the management and control of the business and affairs of the Corporation. The directors shall be elected by the shareholders entitled to vote thereon at each annual meeting of shareholders, and each director shall serve until his successor is duly elected or appointed and qualifies, unless his directorship shall be earlier vacated by his death, resignation or removal as provided by this Article.

        Section 2.    Number.    The number of directors constituting the entire Board of Directors shall be such number as shall be designated from time to time by the shareholders or by a majority vote of the entire Board. As used in these By-laws, the term "entire Board" shall mean the total number of directors which the Corporation would have if there were no vacancies.

        Section 3.    Vacancies.    Vacancies on the Board of Directors (including any vacancies resulting from an increase in the number of directors) created for any reason except the removal of one or more directors by the shareholders, may be filled by vote of the Board of Directors. If the number of directors then in office is less than a quorum, such vacancies may be filled by a majority vote of the directors then in office. A successor director elected under this Section shall hold office for the unexpired portion of the term of the director whose place was vacated. In the event of an increase in the number of directors, each additional director elected under this Section shall hold office until his successor has been duly elected or appointed and shall have qualified.

        Section 4.    Removal.    Any one or more directors may be removed from office, with or without cause, by the shareholders entitled to vote in the election of directors. Any vacancy on the Board resulting from such removal may be filled by the shareholders entitled to vote in the election of directors, and any successor director elected to fill such vacancy shall hold office for the unexpired portion of the term of the director who was removed.

        Section 5.    Meetings.    Regular meetings of the Board of Directors shall be held at such times as the Board may from time to time determine. Special meetings of the Board of Directors shall be held at any time, upon call by the Chairman of the Board, the President or at least one-third of the directors then in office.

        Section 6.    Place of Meetings.    Each meeting of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as the Board may from time to time determine.

        Section 7.    Notice of Meeting.    Written notice of the date, time and place of each regular and special meeting of the Board of Directors shall be given to each director either (a) by delivering the same to him personally, or sending the same to him by telecopier, telex, telegraph or similar mode of communication, or leaving the same at his residence or usual place of business, in each case at least 24 hours before the meeting, or (b) by placing the same in the United States mail, first-class postage prepaid, or delivering the same to a reputable express mail delivery service, and addressed to him at his last known address according to the records of the Corporation, in either case at least three days before the meeting. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the meeting.

        Section 8.    Waiver of Notice.    Notice of any meeting of the Board of Directors need not be given to any director who submits a signed written waiver thereof whether before, during or after the meeting, nor to any director who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to him.

        Section 9.    Quorum.    A majority of the entire Board shall be necessary to constitute a quorum for the transaction of any item of business at each meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 10.    Action Without a Meeting.    Any action required or permitted to be taken by the Board of Directors or by any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or of the committee, as the case may be, consent in writing to the adoption of resolutions authorizing the action. Such resolutions and such written consents shall be filed with the minutes of the proceedings of the Board of Directors or of the committee.

        Section 11.    Personal Attendance by Conference Communication Equipment.    Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

        Section 12.    Compensation.    Directors shall not receive compensation for their services in that capacity, but by resolution of the Board of Directors a fixed sum and reimbursement of expenses may be paid to directors for attendance at each meeting of the Board. Nothing herein shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 13.    Executive Committee and Other Committees.    The Board of Directors may, in its discretion and by a majority vote of the entire Board, appoint an Executive Committee, or one or more other committees of the Board as the Board of Directors may from time to time determine. The Executive Committee shall have and may exercise between meetings of the Board all the powers of the Board of Directors in the management and control of the business and affairs of the Corporation, and other committees of the Board shall have such powers as are conferred upon them by the Board of Directors, except that neither the Executive Committee nor any other committee shall have power: (a) to recommend to shareholders any action requiring shareholder approval; (b) to fill vacancies on the Board of Directors or on any committee thereof; (c) to fix compensation of directors for service on the Board of Directors or on any committee thereof; (d) to adopt, amend or repeal by-laws; (e) to amend or repeal any resolution of the Board of Directors which is not by its terms made amendable or repealable by such committee; or (f) to remove, or fix the compensation of, any officer who is elected by the Board of Directors. In the absence of any member of the Executive Committee or of any other committee of the Board, the members thereof present at any meeting may appoint a director previously so designated by the Board of Directors as a committee alternate to act in place of such absent member. The Board of Directors shall have the power at any time to change the membership of the Executive Committee or of any other committee of the Board, to fill vacancies in such committee or to dissolve it. A majority of the members of the Executive Committee or of any other committee of the Board shall constitute a quorum for the transaction of any item of business of such committee. The Executive Committee and each other committee of the Board may make other rules for the conduct of its business, and may appoint such subcommittees and assistants, as may from time to time be necessary, unless the Board of Directors shall provide otherwise.

ARTICLE III.
OFFICERS

        Section 1.    Election of Officers.    The Board of Directors shall elect or appoint a President and a Secretary of the Corporation, and may elect or appoint a Chairman of the Board from among the directors, one or more Vice Presidents, a Treasurer and such other officers as it shall determine. Each officer shall serve at the pleasure of the Board of Directors and until his successor is duly elected or appointed and qualifies, or until his earlier death, resignation or removal as provided by this Article. Any or all offices may be held by the same person. Any vacancies in any office may be filled by the Board of Directors.

        Section 2.    Assistant and Subordinate Officers.    The Board of Directors may from time to time elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers or agents of the Corporation as it may deem proper, each of whom shall hold office at the pleasure of the Board of Directors and shall have such powers and duties as are assigned to him by the Board.

        Section 3.    Removal.    Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

        Section 4.    Compensation.    The Board of Directors shall fix the compensation of all officers of the Corporation, except that the Board of Directors may authorize the President to fix the compensation of such officers (other than the President) as the Board may specify.

        Section 5.    Chairman of the Board.    The Chairman of the Board, if there be one, shall preside at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may direct.

        Section 6.    President.    The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board of Directors, have the general management of the affairs of the Corporation. The President shall preside at all meetings of the shareholders. If there be no Chairman of the Board, or in his absence or inability to act, the President shall also perform all duties of the Chairman of the Board subject, however, to the control of the Board of Directors.

        Section 7.    Vice Presidents.    Any one or more of the Vice Presidents may be designated by the Board of Directors as an Executive Vice President. At the request of the President, or in his absence or inability to act, the Executive Vice President shall perform the duties and exercise the functions of the President. If there be no Executive Vice President, or if there be more than one, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors, the President may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors and the President.

        Section 8.    Secretary.    The Secretary shall keep full minutes of all meetings of shareholders and of the Board of Directors in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law. He shall be the custodian of the records and of the corporate seal of the Corporation and he shall affix the corporate seal to all documents the execution of which on behalf of the Corporation is duly authorized by the Board of Directors, and when so affixed he may attest the same. The Secretary shall have such other powers and duties as may be properly designated by the Board of Directors and the President.

        Section 9.    Treasurer.    The Treasurer shall keep correct and complete books and records of account of the Corporation. Subject to the control and supervision of the Board of Directors and the President, or such other officer as the Board of Directors and the President may designate, the Treasurer shall: establish and execute programs for the provision of the capital required by the Corporation; maintain banking arrangements to receive, have custody of and disburse the Corporation's moneys and securities; invest the Corporation's funds as required; obtain insurance coverage as required; and direct the granting of credit by and the collection of accounts due to the Corporation. The Treasurer shall have such other powers and duties as may be properly designated by the Board of Directors and the President.

ARTICLE IV.
SHARE CERTIFICATES

        Section 1.    Form and Signatures.    The interest of each shareholder of the Corporation shall be evidenced by certificates for shares in such form as the Board of Directors may from time to time prescribe. The share certificates shall be signed by the Chairman of the Board or the President or a Vice President, and by the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, sealed with the corporate seal of the Corporation, and countersigned and registered in such manner, if any, as the Board of Directors may prescribe. When any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of such officers, and the corporate seal, may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to hold such office.

        Section 2.    Transfer of Shares.    Shares of the Corporation shall be transferred on the books of the Corporation upon surrender, by the registered holder thereof, in person or by his attorney, of one or more certificates for the same number of shares, accompanied by a proper assignment or powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by each certificate to be the owner of the shares represented thereby, with such proof of authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares.

        Section 3.    Mutilated, Lost, Stolen or Destroyed Certificates.    The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof. The Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon surrender of the mutilated certificate or, in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such surety or security as the Board of Directors may require to indemnify the Corporation and its transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of a court having jurisdiction therein.

        Section 4.    Stock Ledgers.    The stock ledgers of the Corporation, containing the name and address of each shareholder and the number of shares held by each, shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

        Section 5.    Transfer Agents and Registrars.    The Corporation may have one or more transfer agents and one or more registrars of its shares or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.

ARTICLE V.
INDEMNIFICATION

        Section 1.    Generally.    Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss, including without limitation ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Board of Directors shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees, suffered or incurred by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or if he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 of this Article, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

        Section 2.    Advancement of Expenses.    All expenses reasonably incurred by an indemnitee in connection with a threatened or actual proceeding with respect to which such indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to any proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

        Section 3.    Procedure for Indemnification.

        (a)   Not later than 30 days following final disposition of a proceeding with respect to which the Corporation has received written request by an indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the indemnitee met the standard of conduct set forth in Section 1 of this Article and, if it finds that he did, or to the extent it so finds, the Board shall authorize such indemnification.

        (b)   Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board of Directors finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.

        (c)   If the Board of Directors fails or is unable to make the determination called for by paragraph (a) of this Section 3, or if indemnification is denied, in whole or part, because of an adverse finding by the Board of Directors, or because the Board of Directors believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board of Directors shall in no way affect the right of the indemnitee to make application therefor in any court having jurisdiction therein. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board of Directors with respect thereto was correct). If the judgment or other final adjudication in such action or proceeding establishes that the indemnitee met the standard set forth in Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board of Directors shall then find such standard to have been met or the expenses to be reasonable, as the case may be, and shall grant such indemnification, and shall also grant to the indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded. Neither the failure of the Board of Directors to have made timely a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 1 of this Article, nor an actual determination by the Board of Directors that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.

        (d)   A finding by the Board of Directors pursuant to this Section 3 that the standard of conduct set forth in Section 1 of this Article has been met shall mean a finding (i) by the Board of Directors acting by a quorum consisting of directors who are not parties to such proceeding, or (ii) if such a quorum is not obtainable, or if obtainable, such a quorum so directs, by the Board of Directors upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or by the shareholders upon a finding that such standard of conduct has been met.

        Section 4.    Contractual Article.    The rights conferred by this Article are contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business Corporation Law, insofar as it may reduce the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment, irrespective of the date of any claim or legal action in respect thereof. This Article shall be binding on any successor to the Corporation, including without limitation any person or entity which acquires all or substantially all of the Corporation's assets.

        Section 5.    Non-Exclusivity.    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the shareholders and the Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

        Section 6.    Insurance.    The Corporation may, to the extent authorized from time to time by the Board of Directors, maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

        Section 7.    Indemnification of Employees and Agents of the Corporation.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided by this Article to directors and officers of the Corporation.

ARTICLE VI.
FINANCES

        Section 1.    Dividends.    The Board of Directors, in its sole discretion, may declare dividends on the shares of the Corporation, payable upon such dates as the Board of Directors may designate.

        Section 2.    Reserves.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board of Directors, in its sole discretion, may from time to time deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve or reserves in the manner in which it was created.

        Section 3.    Bills, Notes, Etc.    All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VII.
AMENDMENTS

        Section 1.    Power to Amend.    By-laws of the Corporation may be adopted, amended or repealed by the shareholders entitled to vote in the election of directors. In addition, by-laws of the Corporation may be adopted, amended or repealed by the Board of Directors by a majority vote of the entire Board, but any by-law adopted by the Board of Directors may be amended or repealed by such shareholders.

        Section 2.    Notice of Amendment Affecting Election of Directors.    If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE VIII.
IN GENERAL

        Section 1.    Definitions.

        (a)   As used in these By-laws, the term "Business Corporation Law" shall mean the Business Corporation Law of the State of New York, as it may from time to time be amended.

        (b)   Wherever used in these By-laws, the masculine pronoun shall include the feminine and the neuter, as appropriate in the context.

        Section 2.    Construction.    The provisions of these By-laws shall at all times be subject to the provisions of applicable law in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation, as it may from time to time be amended. In the event of any necessary conflict between any provision of these By-laws and any provision of applicable law then in effect, such provision of law shall control. In the event of any necessary conflict between any provision of these By-laws and any provision of the Certificate of Incorporation then in effect, such provision of the Certificate of Incorporation shall control. The Article and Section headings of these By-laws are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention expressed hereby.

* * * *

QuickLinks

  Exhibit 3.16
AMENDED AND RESTATED BY-LAWS OF STAR NEW YORK INC.
ARTICLE I. MEETINGS OF SHAREHOLDERS
ARTICLE II. BOARD OF DIRECTORS
ARTICLE III. OFFICERS
ARTICLE IV. SHARE CERTIFICATES
ARTICLE V. INDEMNIFICATION
ARTICLE VI. FINANCES
ARTICLE VII. AMENDMENTS
ARTICLE VIII. IN GENERAL